UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
AMERIGROUP CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

This filing consists of the following document:

•	Email distributed to all associates of Amerigroup Corporation on September 4, 2012

EMAIL TO

AMERIGROUP ASSOCIATES

Tuesday, Sept. 4, 2012

Welcome to the first installment of Biweekly Update, your source for the latest news regarding the pending WellPoint-Amerigroup merger.

Where We Are – News and Activities

The integration planning process has formally kicked off with the first sessions for the biweekly WellPoint-Amerigroup Integration Steering Committee, as well as the initial functional integration planning working team meetings. Steering Committee members include:

WellPoint	Amerigroup

Ken Goulet, EVP, Employer, Medicaid, Individual and

Specialty

Gloria McCarthy, EVP, Office of the CEO

Randy Brown, EVP, Human Resources

Dr. Harlan Levine, EVP, Comprehensive Health Solutions

Leeba Lessin, President, CareMore Medical Enterprises

Dick Zoretic, EVP and COO Jim Truess, EVP and CFO John Littel, EVP, External Relations Pete Haytaian, North Region CEO Dr. Mary McCluskey, EVP and Chief Medical Officer

Now, integration planning work begins across functional areas. The Steering Committee is leading the merger planning efforts, and working teams from across both companies are actively engaged. At the same time, it is absolutely critical that associates stay focused on meeting the commitments of our respective 2012 business priorities and plans. We have a responsibility to those we serve to ensure this continued execution.

As we proceed through the integration planning process, we are committed to keeping you informed. The Steering Committee, and the two companies’ management teams, will strive to be as transparent as possible. This Biweekly Update will cover Steering Committee decisions as well as timelines and answers to frequently asked questions from associates at both companies.

Frequently Asked Questions

Company News

1)    What will be the impact on the merger from Angela Braly departing as WellPoint’s chair, president and CEO?

•	There will be no impact. WellPoint announced last week that, effective immediately, Angela Braly was stepping down as chair, president, CEO and as a member of the company’s board. The WellPoint board has established a search committee to consider both internal and external candidates, and will begin the search immediately. In the interim, John Cannon, the WellPoint’s executive vice president, general counsel, corporate secretary and chief public affairs officer, has assumed the role of interim president and CEO. Both John and the WellPoint board expressed that the WellPoint-Amerigroup integration was a top priority and that, for those associates directly involved in the integration planning, the primary task remains to close the deal as quickly and efficiently as possible. At the same time, all associates must stay focused on achieving the goals, metrics and outcomes that comprise the 2012 plan and business priorities.

Business and Operations

2)    What is the latest information on the expected closing date?

•

The merger is proceeding through the customary approvals. Contrary to some public reports of delays, we have actually moved up the anticipated closing date. Originally, we announced that the transaction was expected to close during the first quarter of 2013, but more recently publicly disclosed that we expect closing in the fourth quarter of 2012.

3)    What does “wholly owned subsidiary” mean?

•

A wholly owned subsidiary refers to a legal entity being 100 percent owned by another company. WellPoint is acquiring all of the outstanding stock of Amerigroup. In this case, Amerigroup will be 100 percent owned by WellPoint once the transaction closes.

4)    Will there be changes to key 2012 plans and priorities?

•

Both companies have been moving forward with great progress on their 2012 priorities and, as is standard practice, we continue to manage to our respective budgets regarding projects for the remainder of the year. Some projects and priorities may be adjusted post-transaction as needed to accommodate funding related to health reform as a key priority.

5)    What does the merger mean for telecommuters?

•

Both companies recognize the importance and value of a virtual or off-premise workforce and plan to continue to be proactive in this area. At the same time, flexibility is important, should there be specific roles for managers or others where an on-site position is necessary.

Hiring

6)    Will we continue to hire?

•	Hiring will continue at both Amerigroup and WellPoint in line with current business processes and sign-off requirements.

Benefits

7)    Will the current benefits program continue for Amerigroup associates?

•    Amerigroup associates’ current benefits will remain in place through the close of the transaction. Plans to integrate Amerigroup associates’ benefits are part of the integration planning process. We will communicate these plans once approved by the Steering Committee.

Questions?

Please feel free to submit your questions to this newly created Inbox:

WLPAGPupdates@amerigroup.com.

Where to Find More

The latest materials about the merger can be found on our Heartbeat home page or by clicking directly to the update page.

***********************************************************************************************

Forward-Looking Statements and Solicitation Legends

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the merger; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Amerigroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in Amerigroup’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as amended. Amerigroup cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Amerigroup undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup filed a definitive proxy statement with the SEC on August 30, 2012. Amerigroup and WellPoint may file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION IN ITS ENTIRETY AND TO READ ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders on or about August 31, 2012. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction is contained in the definitive proxy statement filed by Amerigroup with the SEC on August 30, 2012.